PharmaFrontiers(TM)
                                  Corporation
                                [Graphic Omitted]

          PHARMAFRONTIERS COMPLETES ACQUISITION OF MULTIPLE SCLEROSIS
               CELL THERAPY DEVELOPER OPEXA PHARMACEUTICALS, INC.

HOUSTON, November 8, 2004 - Cell therapy developer PharmaFrontiers Corporation (OTCBB:PFTR.OB) has closed its previously announced acquisition of Opexa Pharmaceuticals, Inc., a Houston-based developer of cell-based therapeutics for autoimmune diseases, initially targeting multiple sclerosis (MS).

     In the all-stock transaction, Opexa shareholders received 2.5 million shares, or approximately 25 percent of PharmaFrontiers' 9,866,838 outstanding shares. PharmaFrontiers was advised in the transaction by Sanders Morris Harris Group Inc.

     Opexa's Tovaxin(TM) T-cell therapy is in FDA Phase I/II human dose ranging clinical trials to evaluate its safety and effectiveness in treating MS. Its novel approach to MS therapy is expected to receive "fast track" status from the U.S. Food and Drug Administration.

     "As a wholly owned subsidiary of PharmaFrontiers, Opexa will expand our cell therapy technology base and bring in key scientific personnel and existing research that is strongly complementary with PharmaFrontiers' adult stem cell tissue regeneration development program," said PharmaFrontiers CEO David McWilliams. "We believe that stem cell-initiated regeneration of the tissue sheath around nerve fibers bears serious investigation as a logical and potentially effective follow-on to a therapy that stops the nervous system destruction of MS," he added.

     Opexa's patented and proprietary technologies are the result of research conducted at Baylor College of Medicine. The approach enables the development of individualized cell therapies that produce an immune response against myelin reactive "pathogenic" T-cells. These T-cells are involved in the cause of MS, facilitating attacks on the myelin insulation that protects nerve fibers in the body's central nervous system. Tovaxin(TM) targets the specific self-reactive T-cell receptor with the goal of avoiding the deleterious side effects of current MS therapies. As a subcutaneously delivered cell therapy, Tovaxin(TM) also potentially offers a competitive therapeutic advantage over the currently available protein-based palliative therapeutics to MS. Opexa is also developing applications of its technology in the diagnosis of MS.


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     PharmaFrontiers' strategy is to develop and commercialize cell therapies to treat several major disease areas such as cardiac and pancreatic conditions.
The company holds the exclusive worldwide license from the U.S. Department of Energy's Argonne National Laboratory for the use of adult pluripotent stem cells derived from patients' own circulating blood.

     This press release contains forward-looking statements about PharmaFrontiers within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. For example, statements in the future tense, words such as "anticipates", "estimates", "expects", "intends", "plans", "believes", and words and terms of similar substance used in connection with any discussion of future results, performance or achievements identify such forward-looking statements. Those forward-looking statements involve risks and uncertainties and are not guarantees of future results, performance or achievements, and actual results, performance or achievements could differ materially from the Company's current expectations as a result of numerous factors, including those risks more fully disclosed in the Company's filings with the U.S. Securities and Exchange Commission, including the Company's Report on Form 8-K dated June 4, 2004. The Company undertakes no obligation to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

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KEYWORDS:   Health & Medical, Finance, Stem Cells, Houston, Texas
COMPANIES:  PharmaFrontiers Corporation (OTCBB:PFTR.OB)


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